Exhibit 10.22


                              PROFESSIONAL SERVICES
                                    AGREEMENT

     THIS AGREEMENT, made January 1, 2002, by and between Cecile Barker, ("Consultant"), and OAO Technology Solutions, Inc., ("OAOT") 7500 Greenway Center Drive, 16th Floor, Greenbelt, Maryland 20770.

WITNESSETH

     WHEREAS OAOT and Consultant desire to enter into an Agreement for the performance by Consultant of Professional Services in connection with activities of OAOT.

     NOW, THEREFORE, in consideration of the mutual promises herein, the parties agree as follows:

1. RETAINER-TERM. This Agreement is made with Consultant as an independent contractor and not as an employee of OAOT. OAOT hereby retains Consultant and Consultant agrees to perform Professional Services for OAOT in aid of its business, mission and strategic plans, commencing on or about November 1, 2001 for successive one (1) year terms, unless terminated sooner.

2. PAYMENT. OAOT shall pay Consultant at the rate of $10,000 per month and reimburse expenses, submitted to and approved by OAOT.

3. PROFESSIONAL STANDARDS. Consultant agrees that the work performed hereunder will represent his best efforts and will be of the highest professional standards and quality.

4. CONFLICT OF INTEREST. Consultant shall not actively participate in or indirectly assist efforts of other OAOT's which are competitive with the efforts of OAOT relative to this Agreement, or which would compromise the value of Consultant's services under this Agreement. Should such a conflict of interest arise during the performance of services under this Agreement, Consultant shall inform OAOT immediately.

5. RISK OF LOSS. Consultant assumes all risk of personal injury, and all risk or damage to or loss of personal property furnished by him.

6. PRIVILEGED OR PROPRIETARY INFORMATION. Except as may be required in the performance of the work, Consultant agrees not to divulge any unpublished information acquired by him as a Consultant from any source, including OAOT, its customers and associates or other parties, without the prior written consent of OAOT.

7. TERMINATION. The performance of work hereunder may be terminated by either party by providing two (2) weeks notice prior to the intended date of termination. OAOT shall be liable for payment for acceptable services and authorized expenses rendered up to and including the effective date of termination.


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8.   NON-COMPETE. During the performance of this Agreement, and for one (1) year after termination hereof, Consultant shall not: (i) induce or attempt to induce any of OAOT's clients or employees that have been introduced to Consultant in the performance of this Agreement to reduce its business with OAOT, or (ii) divert or attempt to divert any business related to this Agreement and reasonably within the scope of OAOT's contracts with its clients. Any violation of this covenant shall be deemed sufficient cause for termination of Consultant's Agreement by OAOT, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of Consultant's obligations hereunder and the right to collect from Consultant all costs and expenses (including reasonable attorney's fees) incurred by OAOT in connection with enforcing its rights and remedies hereunder. This clause shall not apply to any of Consultant's preexisting contracts.

9. EMPLOYER/EMPLOYEE RELATIONSHIP. It is understood and acknowledged by the parties that the execution hereof and the performance of services hereunder by Consultant is not intended to create and shall not be deemed to create a relationship of employer/employee, but that Consultant shall at all times be an independent contractor.

10. INDEMNIFICATION. Each party shall indemnify, hold harmless and defend the other party, its agents, servants, and employees, from and against any claim, demand, or cause of action arising out of or through the negligence of the offending party, its agents, servants, or employees, in the performance of services under this Agreement.

11. RECORDS AND REPORTS. Consultant agrees to keep separate written reports in reasonable detail of work performed by it pursuant to this Agreement.

12. COMPLIANCE WITH LAWS AND REGULATIONS. Consultant agrees at all times to comply with all applicable Federal, State and local laws, and regulations.

13. ASSIGNMENT. Consultant may not assign or further subcontract any of the services to be performed without the prior written consent of OAOT.

14. ENTIRE AGREEMENT. This Agreement and its attachments constitute the entire Agreement of the parties hereto, and all previous communications between the parties, whether written or oral with reference to the subject matter of this Agreement, are hereby canceled and superseded. Any changes or amendments to this Agreement shall be done in writing and signed by both parties. This Agreement is subject to the jurisdiction of the State of Maryland, and shall be construed in accordance with the laws of the State of Maryland.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this day and year first written above.

OAO Technology Solutions, Inc.       Cecile Barker

By:                                         By:
         -------------------------------             ---------------------------

Date:                                       Date:
         -------------------------------             ---------------------------

Title:                                      Title:   OAOT Consultant


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ATTACHMENT A

CONSULTANT EXPENSES


1. RATES: Consultant shall be paid at the following rate _____________.

2. TRAVEL AND EXPENSES: OAOT shall pay or reimburse Consultant for travel approved and authorized by OAOT, and for other reasonable and authorized expenses incurred in the performance of work hereunder. Consultant's expenses shall be reimbursed in accordance with OAOT's standard Travel Policy, attached hereto. OAOT shall not be obligated to pay or reimburse Consultant for any travel-related expenses that are unauthorized or not in accordance with the attached policy.

3. SUBMISSION OF INVOICES: Consultant shall submit the invoice upon completion of the Project. Consultant shall submit a complete breakdown of labor, travel, and other expenses on these invoices. No other forms or documents submitted for payment will be accepted. Invoices should be submitted to the following address:

           OAO Technology Solutions, Inc.
           16th Floor
           7500 Greenway Center
           Greenbelt, Maryland  20770
           Attn: Accounts Payable

All invoices shall reflect Professional Services Agreement No. OAOT-2002-PSA-___ and shall reference an OAOT, Inc. charge number for work accomplished. Invoices shall include the Consultant's Social Security Number. Consultant shall be paid on a monthly basis, within thirty (30) days after submission and approval of an invoice.

4. SUBSTANTIATION OF EXPENSES: OAOT, Inc. requires substantiation by both adequate records and sufficient documentary evidence of the expenses to which they apply. The following elements must be substantiated: Amount, Time, Place, Business Purpose, Business Relationship. All personnel traveling on OAOT authorized business must substantiate expenses incurred while in travel status.


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ATTACHMENT B

                                NON-DISCLOSURE OF
                     CONFIDENTIAL OR PROPRIETARY INFORMATION

_________________ ("Consultant"), in consideration of its engagement or continued service to OAO Technology Solutions, Inc., hereinafter being referred to as "OAOT," hereby agrees that it will hold confidential and in trust any proprietary information or trade secrets which comes to the knowledge or into the possession of its employees, officers, or agents, whether the same be from a client or customer or OAOT. As used herein, "proprietary information" shall mean any information or data, whether oral or in writing, of a confidential nature, including but not limited to, proprietary technical, marketing, operation or performance information, cost know-how, business pricing policies or data, programs, data systems, inventions, discoveries, trade secrets, or information relating to clients past, present, or future, or to any research, development or business activities.

All of the aforesaid proprietary information and trade secrets, whether supplied by a client or customer of OAOT or by OAOT itself, shall not be discussed with or divulged to anyone other than authorized personnel of OAOT, or the customer's designated contact person, nor shall it be used for personal gain or benefit, financial or otherwise, for Consultant or anyone else. Consultant further agrees to take all reasonable steps necessary to restrict access to such information while the same is in its possession or use. Under no circumstances will Consultant remove any proprietary information from OAOT offices without written authorization from OAOT.

Consultant understands that any violation of this Agreement or breach of confidence as herein set forth may result in an immediate suspension or termination of this services Agreement. In addition to the foregoing, Consultant further understands and agrees that OAOT or any customer or client thereof may take such other legal actions as might be available to them, including but not limited to, suits for damages, breach of contract, or any other remedy available to them by law. Consultant further agrees that upon the termination or suspension of its Agreement with OAOT, it will immediately surrender to OAOT all copies in its possession of books, tapes, records and any other materials or matter belonging to OAOT or any of its clients or customers.

ACKNOWLEDGED AND AGREED:

SIGNED:                                               DATE:
       ---------------------------------                   ---------------------
             Cecile Barker


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